EXHIBIT 10.2

BOSTON SCIENTIFIC CORPORATION

RESTRICTED STOCK AWARD AGREEMENT
FOR NON-EMPLOYEE DIRECTORS

This Agreement, dated as of the %%OPTION_DATE,’Month DD, YYYY%-% (the “Grant Date”), is between Boston Scientific Corporation, a Delaware corporation (the “Company”), and the person whose name appears on the Signature Page of this Agreement (the “Participant”), a non-employee director of the Company. All capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Company’s 2011 Long Term Incentive Plan, as amended from time to time (the “Plan”).

1.    Grant and Acceptance of Award. The Company hereby awards to the Participant that number of shares set forth on the Signature Page of this Agreement (the “Restricted Stock”) of the Company’s Stock, subject to the restrictions set forth below. This award is granted pursuant to and is subject to the terms and conditions of this Agreement and the provisions of the Plan. The Participant hereby accepts the award of the Restricted Stock.

2.    Restrictions on Shares of Stock. Shares of Restricted Stock awarded hereunder shall be subject to the forfeiture restrictions described in Section 5 hereof and the limits on transferability described in Section 12 below.

3.    Lapse of Restrictions. Except as otherwise provided in Section 5 hereof (relating to a Separation From Service (as defined in the Boston Scientific Corporation Non-Employee Director Deferred Compensation Plan, as may be amended from time to time (the “Director Deferred Compensation Plan”)) and Section 6 hereof (relating to a Change in Control of the Company), shares of Restricted Stock awarded hereunder shall become free of the forfeiture restrictions described in Section 5 hereof on the last day of the Participant’s current term as a non-employee director of the Company.

4.    Participant’s Rights in Restricted Stock. The shares of Restricted Stock awarded hereunder shall be evidenced in the manner as the Company may determine. Any shares issued shall be registered in the name of the Participant and any certificates representing those shares may be held by the Company and not be delivered to the Participant until the lapse of all forfeiture restrictions with respect to the shares. The Participant agrees to deliver a stock power, endorsed in blank, relating

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to the shares of Restricted Stock awarded hereunder, if so requested by the Company. During the period that shares of Restricted Stock are subject to forfeiture (subject, however, to Section 12 of this Agreement relating to limits on transferability), the Participant will have all the rights of a stockholder of the Company with respect to the shares, including the right to receive dividends and the right to vote the shares.

5.    Separation From Service. If the Participant experiences a Separation From Service (as defined in the Director Deferred Compensation Plan) from the Company for any reason other than for cause (as defined in Section 4.a(4)(C) of the Plan) prior to the end of the Participant’s current term as a non-employee director of the Company, any shares of Restricted Stock awarded hereunder that remain subject to forfeiture shall be free of restrictions pro rata based on the number of months of service completed by the Participant (rounded up to the nearest whole month) prior to such Separation From Service, and the remainder of such shares shall be immediately and automatically forfeited to the Company. If the Participant experiences a Separation From Service from the Company for cause (as defined in Section 4.a(4)(C) of the Plan), any shares of Restricted Stock awarded hereunder that have not been delivered to the Participant shall be immediately and automatically forfeited to the Company.

6.    Change in Control of the Company. In the event of a Change in Control of the Company, any shares of Restricted Stock awarded hereunder that remain subject to forfeiture shall immediately be free of restrictions.

7.    Consideration for Restricted Stock. The shares of Restricted Stock are being issued for no cash consideration.

8.    Legend on Certificate. The certificates representing the shares of Restricted Stock awarded hereunder, if delivered to the Participant prior to the lapse of the forfeiture restrictions, shall bear a legend substantially in the following form:

The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of a Boston Scientific Corporation Long-Term Incentive Plan and a Restricted Stock Award Agreement entered into between the registered owner and Boston Scientific Corporation. Copies of the Plan and Agreement are on file in the offices of Boston Scientific Corporation at 300 Boston Scientific Way, Marlboro, MA 01752.

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In addition, certificates representing shares of Restricted Stock shall also bear an Affiliate Legend.

9.    Delivery of Stock. The Company shall not be obligated to deliver any shares of Restricted Stock awarded hereunder until (i) all federal and state laws and regulations as the Company may deem applicable have been complied with, and (ii) all other legal matters in connection with the issuance and delivery of such shares have been approved by the Company’s legal department.

10.    Responsibility for Taxes; Tax Withholding. The Participant shall be responsible for the payment of any and all income tax (including U.S. federal, state and local taxes and/or non-U.S. taxes), social insurance or other taxes of any kind (“Tax-Related Items”) required by law to be paid with respect to the shares of Restricted Stock awarded hereunder, including, without limitation, the payment of any applicable withholding, Self-Employment Contributions Act of 1954, as amended, and similar taxes or obligations. If the Participant elects pursuant to Code Section 83(b) to recognize taxable income in connection with the award of Restricted Stock pursuant to this Agreement, the Participant must notify the U.S. Internal Revenue Service (with a copy to the Company) of such election in writing within thirty (30) days of the Grant Date and must pay in cash to the Company the amount of withholding and other tax obligations associated with the election or make other arrangements satisfactory to the Company for the payment thereof.

The Company shall have the right and is hereby authorized to withhold Tax-Related Items required by law to be withheld with respect to the shares of Restricted Stock awarded hereunder from any compensation or other amount owing to the Participant, as may be necessary in the opinion of the Company to satisfy all such Tax-Related Items, requirements and withholding obligations.

11.    Investment Intent. The Participant acknowledges that the acquisition of the Restricted Stock is for investment purposes without a view to distribution thereof.

12.    Limits on Transferability. Until the restrictions imposed upon the Restricted Stock by this Agreement lapse in accordance with the terms of this Agreement and any applicable Addendum or by action of the Administrator, the shares of Restricted Stock awarded and accepted hereby are not transferable and shall not be sold, transferred, assigned, pledged, gifted, hypothecated or otherwise disposed of or encumbered by the Participant. Transfers of shares of Stock by the Participant are subject to the Company’s Stock Trading Policy and any applicable laws, rules and regulations.

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13.    Repatriation and Legal/Tax Compliance Requirements. If the Participant is resident outside of the United States, the Participant agrees, as a condition of the award of Restricted Stock, to repatriate all payments attributable to the shares of Restricted Stock and/or cash acquired under the Plan (including, but not limited to, dividends and any proceeds derived from the sale of the shares of Stock acquired pursuant to the award) in accordance with local foreign exchange rules and regulations in the Participant’s country of residence. In addition, the Participant agrees to take any and all actions, and consent to any and all actions taken by the Company, as may be required to allow the Company to comply with local laws, rules and regulations in the Participant’s country of residence. Finally, the Participant agrees to take any and all actions as may be required to comply with the Participant’s personal legal and tax obligations under local laws, rules and regulations in the Participant’s country of residence.

14.    Data Privacy. The collection, processing and transfer of the Participant’s personal data as it relates to the Restricted Stock is necessary for the Company’s administration of the Plan and the Participant’s participation in the Plan, and the Participant’s denial and/or objection to the collection, processing and transfer of personal data may affect the Participant’s ability to participate in the Plan. As such, the Participant voluntarily acknowledges, consents and agrees (where required under applicable law) to the collection, use, processing and transfer of personal data as described in this Section 14.

The Participant understands that the Company holds certain personal information about the Participant, including (but not limited to) the Participant’s name, home address and telephone number, date of birth, social security number or other employee identification number, compensation, nationality, job title, any shares of Stock held in the Company, and details of all equity grants awarded to the Participant (vested, unvested and expired) for the purpose of managing and administering the Plan (“Data”). The Data may be provided by the Participant or collected, where lawful, from the Company, its Affiliates or third parties, and the Company will process the Data for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan. The data processing will take place through electronic and non-electronic means according to logics and procedures strictly correlated to the purposes for which the Data is collected and with confidentiality and security provisions as set forth by applicable laws and regulations in the Participant’s country of residence.

The Participant hereby explicitly consents to the transfer of Data by the Company as necessary for the purpose of implementation, administration and management of the Participant’s participation in the Plan, and the Company may further transfer Data to any third parties assisting the Company in the implementation, administration and management of the Plan, including but not

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limited to E*Trade Corporate Services (“E*Trade”) or any successor or any other third party that the Company or E*Trade (or its successor) may engage to assist with the administration of the Plan from time to time. The Participant also consents to the transfer of Data outside the Participant’s country of residence. The Participant hereby authorizes (where required under applicable law) the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for purposes of implementing, administering and managing the Participant’s participation in the Plan, including any requisite transfer of such Data as may be required for the administration of the Plan and/or the subsequent transfer of shares of Stock on the Participant’s behalf to a broker or other third party with whom the Participant may elect to deposit any shares of Stock acquired pursuant to the Plan.

The Participant may, at any time, exercise the Participant’s rights provided under applicable personal data protection laws, which may include the right to (a) obtain confirmation as to the existence of the Data, (b) verify the content, origin and accuracy of the Data, (c) request the integration, update, amendment, deletion or blockage (for breach of applicable laws) of the Data, and (d) to oppose, for legal reasons, the collection, processing or transfer of the Data which is not necessary or required for the implementation, administration and/or operation of the Plan and the Participant’s participation in the Plan. The Participant may seek to exercise these rights by contacting the Company’s Vice President, Total Rewards.

15.    No Rights to Continued Service. This Agreement and the Participant’s participation in the Plan is not and shall not be interpreted to form a contractual or other relationship with the Company or its Affiliates. Further, the award of Restricted Stock hereunder shall not confer upon the Participant any right to continued service as a director of the Company and this Agreement shall not be construed in any way to limit the rights of the Company or its shareholders pursuant to the organizational documents of the Company and applicable law.

16.    Discretionary Nature of Plan. The Participant acknowledges and agrees that the Plan is discretionary in nature and may be amended, cancelled or terminated by the Administrator, in its sole discretion, at any time. The grant of Restricted Stock under the Plan is a one-time benefit and does not create any contractual or other right to receive grants of Restricted Stock or benefits in lieu of Restricted Stock in the future. Future grants of Awards under the Plan, if any, will be at the sole discretion of the Administrator. Any amendment, modification or termination of the Plan shall not constitute a change or impairment of the terms and conditions of the Participant’s service with the Company.

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17.    Voluntary Participation in the Plan. The Participant acknowledges that the Participant’s participation in the Plan is voluntary.

18.    Waiver of Entitlement to Compensation or Damages. In consideration of the grant of the Restricted Stock under this Agreement, no claim or entitlement to compensation or damages shall arise from termination of the Restricted Stock or diminution in value of the Restricted Stock or shares of Stock acquired upon vesting of the Restricted Stock resulting from termination of the Participant’s service to the Company (for any reason whatsoever and whether or not in breach of local labor laws) and the Participant irrevocably releases the Company from any such claim that may arise. Notwithstanding the foregoing, if any such claim is found by a court of competent jurisdiction to have arisen, then, by accepting this Agreement, the Participant will be deemed to have irrevocably waived the Participant’s entitlement to pursue such claim.

19.    Not a Public Offering. If the Participant is resident outside the United States, the grant of Restricted Stock under the Plan is not intended to be a public offering of securities in the Participant’s country of residence. The Company has not submitted any registration statement, prospectus or other filings to securities authorities outside the United States unless otherwise required under local law, and the grant of Restricted Stock is not subject to the supervision of securities authorities outside the United States.

20.    Insider Trading/Market Abuse Laws. The Participant acknowledges that the Participant’s country of residence may have insider trading and/or market abuse laws which may affect the Participant’s ability to acquire or sell shares of Stock under the Plan during such times that the Participant is considered to have “inside information” (as defined in the laws of the Participant’s country). These laws may be the same or different from any Company insider trading policy. The Participant acknowledges that it is the Participant’s responsibility to comply with such regulations, and that the Participant is advised to speak with the Participant’s personal advisor on this matter.

21.    No Advice Regarding Grant. No Employee of the Company is permitted to advise the Participant regarding participation in the Plan or the Participant’s acquisition or sale of the shares of Stock. Investment in shares of Stock involves a degree of risk. Before deciding whether to participate in the Plan, the Participant should carefully consider all risk factors relevant to the acquisition of shares of Stock under the Plan, and the Participant should carefully review all of the materials related to the Restricted Stock and the Plan. The Participant is hereby advised to consult with the Participant’s own personal tax, legal and financial advisors before taking any action related to the Plan.

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22.    Electronic Delivery of Documents. The Company may, in its sole discretion, deliver any documents related to the Restricted Stock and participation in the Plan or future grants of Restricted Stock that may be granted under the Plan, by electronic means unless otherwise prohibited by local law. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party-designated by the Company.

23.    Language. If the Participant is resident outside of the United States, the Participant hereby acknowledges and agrees that it is the Participant’s express intent that this Agreement and any applicable Addendum, the Plan and all other documents, notices and legal proceedings entered into, given or instituted pursuant to the Restricted Stock, be drawn up in English. If the Participant has received this Agreement and any applicable Addendum, the Plan or any other documents related to the Restricted Stock translated into a language other than English, and if the meaning of the translated version is different than the English version, the English version will control.

24.    Addendum. Notwithstanding any provision of this Agreement to the contrary, the Restricted Stock shall be subject to any special terms and conditions for the Participant’s country of residence as are forth in an applicable addendum to the Agreement, if any (the “Addendum”). Further, if the Participant transfers residence to another country reflected in an Addendum to the Agreement, the special terms and conditions for such country will apply to the Participant to the extent the Company determines, in its sole discretion, that the application of such terms and conditions is necessary or advisable in order to comply with local laws, rules and/or regulations or to facilitate the operation and administration of the Restricted Stock or the Plan. Any applicable Addendum shall constitute part of this Agreement.

25.    Additional Requirements. The Administrator reserves the right to impose other requirements on the Restricted Stock, any shares of Stock acquired pursuant to the Restricted Stock and the Participant’s participation in the Plan to the extent the Administrator determines, in its sole discretion, that such other requirements are necessary or advisable in order to comply with local laws, rules and/or regulations or to facilitate the operation and administration of the Restricted Stock or the Plan. Such requirements may include (but are not limited to) requiring the Participant to sign any agreements or undertakings that may be necessary to accomplish the foregoing.

26.    Legal Notices. Any legal notice necessary under this Agreement shall be addressed to the Company in care of its General Counsel at the principal executive offices of the Company and to the Participant at the address appearing in the records of the Company for such Participant

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or to either party at such other address as either party may designate in writing to the other. Any such notice shall be deemed effective upon receipt thereof by the addressee.

27.    Conflicts. The award of Restricted Stock granted pursuant to this Agreement and any applicable Addendum is subject to the Plan. The terms and provisions of the Plan as it may be amended from time to time are hereby incorporated herein by reference. This Agreement contains terms and provisions established by the Administrator specifically for the grant described herein. Unless the Administrator has exercised its authority under the Plan to establish specific terms of an Award, the terms of the Plan shall govern. Subject to the limitations set forth in the Plan, the Administrator retains the right to alter or modify the award of Restricted Stock granted pursuant to this Agreement as the Administrator may determine are in the best interests of the Company.

28.    Governing Law. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of The Commonwealth of Massachusetts (without regard to the conflict of laws principles thereof) and applicable federal laws. For the purpose of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by this Agreement, the parties hereby submit to and consent to the exclusive jurisdiction of The Commonwealth of Massachusetts and agree that such litigation shall be conducted in the state courts of Massachusetts or the federal courts of the United States for the District of Massachusetts.

28.    Headings. The headings contained in this Agreement are for convenience only and shall not affect the meaning or interpretation of this Agreement.

29.    Severability. The Participant agrees that the provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

30.    Waiver. The Participant understands that the waiver by the Company with respect to the Participant’s compliance of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach of such party of a provision of this Agreement.

31.    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to the one and the same instrument.

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IN WITNESS WHEREOF, the Company, by its duly authorized officer, has executed and delivered this Agreement as a sealed instrument as of the date and year first above written.

PLAN: 2011 LONG TERM INCENTIVE PLAN
Number of Shares: %%TOTAL_SHARES_GRANTED%-%

BOSTON SCIENTIFIC CORPORATION

Name: Michael F. Mahoney
Title: President and Chief Executive Officer

%%FIRST_NAME%-% %%LAST_NAME%-%
PARTICIPANT*

*Signed via E*Trade Acceptance

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